Exhibit 99.2

Q1 2014 Earnings Presentation May 13, 2014

2 Forward-Looking Information Certain statements and information in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the volatility of commodity prices, product supply and demand, competition, access to and cost of capital, uncertainties about estimates of reserves and resource potential and the ability to add proved reserves in the future, the assumptions underlying production forecasts, the quality of technical data, environmental and weather risks, including the possible impacts of climate change, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the costs and results of drilling and operations, the availability of equipment, services, resources and personnel required to complete the Company’s operating activities, access to and availability of transportation, processing and refining facilities, the financial strength of counterparties to the Company’s credit facility and derivative contracts and the purchasers of the Company’s production, and acts of war or terrorism. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

3 RSP Overview Market Snapshot Permian Basin Pure Play Pro Forma Production and Reserves(3) ___________________________ As of May 8, 2014. Balance as of March 31, 2014. Pro forma production and reserves give effect to the formation transactions described in 10-K and 10-Q. Reserves as of 12/31/13 per independent reserve report prepared by Ryder Scott, and adjusted to include management’s PDP reserve estimates for acquisitions YTD 2014. Average daily production for quarter ended March 31, 2014. NYSE Symbol: RSPP Market Cap(1): ~$2.0 billion Net Debt(2): ~$0.1 billion Enterprise Value: ~$2.1 billion Focus Area Dawson Area Acreage Summary Effective Horizontal Acreage Gross Net Middle Spraberry 53,183 38,267 Lower Spraberry 54,408 38,827 Wolfcamp A 34,689 21,496 Wolfcamp B 47,988 32,900 Wolfcamp D 39,884 26,863 Total Horizontal Acreage 230,152 158,353 Surface Acreage 55,700 39,957 Average Daily Production (4) 9.3 MBoe/d Proved Reserves 55.6 MMBoe % Oil 65% % NGL 19% % Natural Gas 16% % Proved Developed 42%

4 Q1 2014 Financial Update Financial Update Pro Forma Daily Production (2) Pro Forma Results (1)(2) ___________________________ Please see reconciliation of Adjusted EBITDAX and Adjusted Net Income. Pro forma results include formation transactions as described in 10-K and 10-Q. 19% 18% During the first quarter of 2014, production on a pro forma basis averaged approximately 9.3 MBoe/d, a production increase of ~19% over Q4 2013 and an increase of ~63% over Q1 2013 RSP generated $49mm of pro forma Adjusted EBITDAX and $17mm of pro forma Adjusted Net Income in Q1 2014(1) RSP Permian, Inc. RSP Permian, Inc. Q1 2014 Pro Forma Q4 2013 Pro Forma Avg Daily Production Oil (Boe/d) 6,597 5,613 Natural Gas (Mcf/d) 6,904 6,235 NGL (Boe/d) 1,592 1,181 Total (Boe/d) 9,339 7,837 Avg Realized Prices Oil (per Bbl) $94.21 $94.38 Natural Gas (per Mcf) 3.86 3.38 NGLs (per Bbl) 30.82 28.94 Total (per Boe) $74.65 $74.64 Total Revenues ($MM) $62.7 $53.8 Adjusted EBITDAX ($MM) 48.7 40.3 Adjusted Net Income ($MM) 17.0 14.3 Cash Expenses per Boe ($ / Boe) LOE $9.23 $8.74 Production & Ad Valorem 4.91 6.31 G&A 2.46 1.60

Current Activity

Operations Update

- **2nd operated vertical rig arrived in Q1**
- **4th operated horizontal rig arrived in April**
  - Infrastructure (water supply wells, frac pit, and deep SW disposal well) in Spanish Trail prepared for horizontal rig arrival
- **Two pilot wells in Dawson scheduled for first production in Q3**
  - Lower Spraberry well drilled and waiting on completion and Wolfcamp B well currently drilling
- **Four "dual well/dual zone" pads on production**
  - Kemmer 4210H(LS) / Kemmer 4210WB – Lower Spraberry / Wolfcamp B combination
  - Johnson Ranch 912H(WB) / Johnson Ranch 912MS – Middle Spraberry / Wolfcamp B combination
  - Fendley 404MS / Fendley 404LS – Middle Spraberry / Lower Spraberry combination
  - Cross Bar Ranch 1717WB / Cross Bar Ranch 1717WA – Wolfcamp B / Wolfcamp A combination
    - Will add Middle Spraberry / Lower Spraberry combination wells to pad in 4th Qtr.
- **Three "dual well/dual zone" pads currently drilling or completing**
  - Cross Bar Ranch 3025WD / Cross Bar Ranch 3025WB – Wolfcamp D (Cline) / Wolfcamp B combination
    - Will add Middle Spraberry / Lower Spraberry combination wells to pad in 3rd Qtr.
  - Headlee 3505LS / Headlee 3505WB – Lower Spraberry / Wolfcamp B combination
  - Morgan 3601LS / Morgan 3601WB – Lower Spraberry / Wolfcamp B combination
- **Operations moving rapidly toward full multi-well/multi-zone pad development**
- **Lower Spraberry wells and short (~5,000') lateral Wolfcamp B wells outperforming expectations**
  - Capital cost continue to trend down
  - Updated type curves and reduced capital have increased expected IRR's

Recent Well Results

Well Name	County	Lateral Length (ft)	Zone	30-Day IP (Boe/d)	Status
Kemmer 4210LS	Midland	5,247	Lower Spraberry	979	Producing
Headlee 3911H	Midland	7,270	Lower Spraberry	782	Producing
Johnson Ranch 912MS	Martin	7,848	Middle Spraberry	751	Producing
Kemmer 4210WB	Midland	5,281	Wolfcamp B	742	Producing
Johnson Ranch 912WB	Martin	7,365	Wolfcamp B	685	Producing
Parks Bell 3909H	Midland	7,277	Lower Spraberry	683	Producing
Fendley 404LS	Ector	4,462	Lower Spraberry	552	Producing
Fendley 404MS	Ector	4,641	Middle Spraberry	386	Producing
Cross Bar Ranch 1717H(WB)	Andrews	6,955	Wolfcamp B	NA	Producing
Cross Bar Ranch 1717H(WA)	Andrews	7,107	Wolfcamp A	NA	Producing
Keystone 1003LS	Midland	7,440	Lower Spraberry	NA	Producing
Cross Bar Ranch 3025WD	Martin	4,292	Wolfcamp D	NA	Completing
Headlee 3505LS	Midland	5,126	Lower Spraberry	NA	Completing
Cross Bar Ranch 3025WB	Martin	6,240	Wolfcamp B	NA	Completing
Headlee 3505WB	Midland	5,176	Wolfcamp B	NA	Completing
Morgan 3601LS	Dawson	7,090	Lower Spraberry	NA	Completing
Parks Bell 3909MS	Midland	NA	Middle Spraberry	NA	Drilling
Cross Bar Ranch 2017WA	Andrews	NA	Wolfcamp A	NA	Drilling
Cross Bar Ranch 2017LS	Andrews	NA	Lower Spraberry	NA	Drilling
Spanish Trail 217LS	Midland	NA	Lower Spraberry	NA	Drilling
Morgan 3601WB	Dawson	NA	Wolfcamp B	NA	Drilling

Net Horizontal Production since Program Inception



Boe/d
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
2014E Net Production: Targeting 40%+ Hz; averaged <2 operated Hz rigs in 2013; 3rd hz rig arrived in Jan 2014 and 4th arrived in April 2014
First Test Wells
Hz Drilling Ramp (1 full-time rig)
2nd operated Hz rig
3rd operated Hz rig
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14

RSP PERMIAN 5

Recent Acquisition Overview

Bolt-On Acquisitions

- Since IPO, RSP has closed 3 separate transactions adding horizontal inventory
- Combined purchase price of $79 million funded by borrowings under revolving credit facility

Martin County ("East Cowden" Acquisition)

- Acquired 17.5% non-operated working interest of producing properties
- Located between RSP-operated positions
- 6,451 gross (1,125 net) acres, ~500 Boe/d average net production for February (2-stream)
- Diamondback Energy (operator) has identified 196 (34 net to RSP) locations in 6 intervals (Middle Spraberry, Lower Spraberry, Wolfcamp A, Wolfcamp B, Wolfcamp D (Cline) and Clearfork)

Glasscock County ("Dude" Acquisition)

- Acquired 100% working interest in 961 acres of undeveloped leasehold
- 30 horizontal locations identified in 5 intervals (Middle Spraberry, Lower Spraberry, Wolfcamp A, Wolfcamp B, Wolfcamp D)

Dawson County ("Verde" Expansion)

- Acquired 3,766 gross (3,230 net) acres in Verde prospect area
- 61 net horizontal locations identified in 3 zones (Middle Spraberry, Lower Spraberry, Wolfcamp A/B)

East Cowden Acquisition



Dude Acquisition



IPO Acreage

Acquired Acreage

Verde Expansion



RSP PERMIAN

6

RSP's Pro Forma Capitalization and Hedging

Pro Forma Capitalization

($ in millions)	3/31/2014
Cash	$11
Revolving Credit Facility	110
Total Debt	$110
Net Debt	$99
Financial & Operating Statistics	
Q1 2014 Annualized Adjusted EBITDAX (1)	$194.8
Proved Reserves (MMboe) (2)	55.6
Proved Developed Reserves (MMboe) (2)	22.7
Credit Metrics	
Total Debt / Annualized Adjusted EBITDAX (1)	0.6x
Total Debt / Proved Reserves ($/Boe)	$1.98
Total Debt / Proved Developed Reserves ($/Boe)	$4.85
Liquidity	
Borrowing Base	$300
Less: Borrowings	(110)
Plus: Cash	11
Liquidity	**$201**

Hedging Detail

Description & Production Period	Volume (Bbls)	Weighted Average Floor price ($/Bbl) (3)	Weighted Average Ceiling price ($/Bbl) (3)	Weighted Average Swap price ($/Bbl) (3)
Crude Oil Swaps:				
April 2014 - December 2014	90,000	–	–	$96.40
April 2014 - December 2015	210,000	–	–	$92.60
Crude Oil Collars:				
April 2014 - September 2014	6,000	$85.00	$113.04	–
April 2014 - December 2014	738,000	$85.79	$102.11	–
April 2014 - December 2015	525,000	$85.00	$95.00	–
July 2014 - September 2014	90,000	$90.00	$101.50	–
October 2014 - December 2014	90,000	$90.00	$97.33	–
January 2015 - March 2015	120,000	$90.00	$92.53	–
January 2015 - June 2015	240,000	$90.00	$96.00	–
January 2015 - December 2015	1,032,000	$84.65	$94.88	–

Description & Production Period	Volume (MMBtu)	Weighted Average Floor price ($/MMBtu) (3)	Weighted Average Ceiling price ($/MMBtu) (3)	Weighted Average Swap price ($/MMBtu) (3)
Natural Gas Collars:				
April 2014 - December 2014	1,350,000	$4.00	$4.78	–

(1) Please see reconciliation of Adjusted EBITDAX. Reflects Q1 2014 Adjusted EBITDAX annualized for a full year.
(2) As of 12/31/2013. Adjusted to include management's PDP reserve estimates for acquisitions YTD 2014.
(3) The crude oil derivative contracts are settled based on the month's average daily NYMEX price of West Texas Intermediate Light Sweet Crude. The natural gas derivative contracts are settled based on the NYMEX closing settlement price.

RSP PERMIAN 7

8 Adjusted EBITDAX and Adjusted Net Income Reconciliation Adjusted EBITDAX and Adjusted Net Income Reconciliation ($ in thousands, except per unit amounts) RSP Permian, Inc. Pro Forma Actual & Predecessor Quarter Ended Quarter Ended Quarter Ended Quarter Ended March 31, 2014 December 31, 2013 March 31, 2014 March 31, 2013 Revenues Oil sales $55,930 $48,733 $51,471 $21,923 Natural gas sales 2,397 1,937 2,206 1,165 NGL sales 4,417 3,145 4,081 1,567 Total revenues $62,744 $53,815 $57,758 $24,655 Net cash from derivative instruments (380) (1,468) (380) (736) Adjusted Total Revenues $62,364 $52,347 $57,378 $23,919 Operating Expenses Lease operating expenses $7,757 $6,298 $7,063 $3,355 Production and ad valorem taxes 4,127 4,546 3,876 1,636 General and administrative expenses 1,771 1,157 5,001 555 Total operating costs and expenses $13,654 $12,001 $15,940 $5,546 Adjusted EBITDAX $48,709 $40,346 $41,438 $18,373 Depreciation, depletion, and amortization $19,994 $12,940 $16,361 $10,202 Asset retirement obligation accretion 38 53 29 25 Exploration 756 74 756 63 Interest expense 1,131 4,865 1,131 624 Stock-based compensation, net 294 – 12,015 – Adjusted income before income taxes $26,497 $22,414 $11,146 $7,459 Adjusted income tax expense 9,539 8,069 4,733 – Adjusted Net Income $16,958 $14,345 $6,413 $7,459 Adjusted Net Income per common share - Basic $0.23 $0.20 $0.10 N/A Adjusted Net Income per common share - Diluted $0.23 $0.20 $0.10 N/A

9 Additional Disclosures Supplemental Non-GAAP Financial Measures We define Adjusted EBITDAX as oil and gas revenues including net cash receipts (payments) on settled derivative instruments and premiums paid on put options that settled during the period, less lease operating expenses, production and ad valorem taxes, and general and administrative expenses excluding stock based compensation. Adjusted Net Income deducts from Adjusted EBITDAX depreciation, depletion, and amortization, accretion on asset retirement obligations, exploration expenses, interest expense, stock-based compensation and adjusted income tax expense. Management believes Adjusted EBITDAX and Adjusted Net Income are useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDAX and Adjusted Net Income because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX and Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our computations of Adjusted EBITDAX and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. Certain Reserve Information Cautionary Note to U.S. Investors: The SEC prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than “reserves,” as that term is defined by the SEC. This presentation discloses estimates of quantities of oil and gas using certain terms, such as “resource potential,” “net recoverable resource potential,” “resource base,” “estimated ultimate recovery,” “EUR” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC’s definitions of proved, probable and possible reserves, and which the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by the Company. U.S. investors are urged to consider closely the disclosures in the Company’s periodic filings with the SEC. Such filings are available from the Company at 3141 Hood Street, Suite 500, Dallas, Texas 75219, Attention: Investor Relations, and the Company’s website at www.rsppermian.com. These filings also can be obtained from the SEC by calling 1-800-SEC-0330.